EXHIBIT 99.1

January 6, 2010

Tri-Valley Corporation (NYSEAMEX-TIV) announced today another step in its management succession plan. Mr. F. Lynn Blystone, 74, will transfer his chief executive officer title and responsibilities to Maston N. Cunningham, 57, now president and chief operating officer on or before March 31, 2010.

Mr. Blystone became a shareholder in Tri-Valley in 1969, a board member in 1974 and president and chief executive officer in 1981. He was elected chairman of the board in 2007 and will continue in that post through 2010.

Mr. Cunningham, a 22 year veteran executive with various units of Occidental Petroleum finished his Oxy career as president and general manager of Occidental Ecuador before taking early retirement. He joined Tri-Valley as vice president of corporate development in January, 2009 and was given increasing responsibilities in concert with the Company's management succession plan established by Mr. Blystone and the Tri-Valley Board of Directors.

"Tri-Valley has an excellent corps of broadly and internationally experienced management that is more than equal to the task of exploiting the considerable assets and opportunities to build shareholder value. With his motivation and proven skill sets, Mr. Cunningham will continue to forge a strong staff and board team and business model for ongoing Company growth. I am proud to have served the shareholders and project investors many of whom have become friends also over the past 29 years and I am especially pleased to hand over the reins to the fine staff being led and expanded by a dedicated and talented executive as is Maston Cunningham", Blystone said.

"It's an honor to succeed Lynn Blystone whose leadership at Tri-Valley resulted in significant capital formation that enabled investments in a diverse base of petroleum and minerals assets during his tenure. I share Lynn's vision and strong desire to maximize value for our loyal shareholders and investors by successfully exploiting these properties to their highest potential", Cunningham remarked.

"We owe Lynn our deepest appreciation and gratitude for his steadfast dedication and numerous contributions to Tri-Valley over the last 35 years. The Board has fully supported the management succession plan whose principal architect was Lynn Blystone. Lynn and Maston have worked closely during the last twelve months, and we anticipate a seamless transition in company leadership. The Board looks forward to continue working with Lynn as chairman of the board and with Maston as he builds on Lynn's legacy to advance Tri-Valley's growth while creating more added value for our shareholders and investors," said G. Thomas Gamble, vice chairman of the board of directors.

Tri-Valley Corporation, the publicly traded parent, operates through five subsidiaries: Tri-Valley Oil & Gas Co., Great Valley Production Services LLC, Great Valley Drilling Co. LLC, Select Resources Corporation and the currently dormant Tri-Valley Power Corporation. The Company explores for and produces oil and natural gas in California and has large gold exploration projects and a high grade calcium carbonate quarry in Alaska.

Tri-Valley has been in business as a successful operating company since 1963, and has been a full reporting 12 (g) publicly traded Delaware Corporation since 1972. Tri-Valley Corporation stock is publicly traded on the New York Stock Exchange AMEX under the symbol "TIV." Our company website, which includes all SEC filings, is www.trivallevcorp.com.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements which includes such words and phrases as exploratory, wildcat, prospect, speculates, unproved, prospective, very large, expect, potential, etc. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in the company's quarterly report on Form 10-Q for the quarter ended September 30, 2009, and the annual report on Form 10-K for the year ended December 31, 2008.